HealthEquity Reports Second Quarter Ended July 31, 2015 Financial Results
Highlights of the second quarter include:

•	Revenue of $30.5 million, an increase of 46% compared to Q2 FY15.

•	Net income of $4.4 million, an increase of 46% compared to Q2 FY15.

•	Net income per diluted share of $0.08 compared to $0.06 in Q2 FY15.

•	Adjusted EBITDA of $11.1 million, an increase of 62% compared to Q2 FY15.

•	Pro forma non-GAAP EPS of $0.09 per share compared to $0.07 in Q2 FY15.

•	HSA Members grew to 1.5 million, an increase of 45% compared to Q2 FY15.

•	Total AUM grew to $2.6 billion, a 47% increase compared to Q2 FY15.

•	Increase in FY16 revenue guidance.

Draper, Utah – September 8, 2015 – HealthEquity, Inc. (NASDAQ: HQY), one of the largest health savings account ("HSA") non-bank custodians, today announced financial results for its second quarter ended July 31, 2015.
Commenting on the quarter, Jon Kessler, President and CEO of HealthEquity, stated, “HealthEquity has experienced two very solid quarters so far this year and I'm very optimistic about the progress to come during the rest of fiscal 2016. In the second quarter, our revenue grew 46% and our adjusted EBITDA increased 62% year over year, demonstrating strong margin expansion. We grew our HSA membership and assets under management at a robust pace. Our technology, ecosystem, and exemplary levels of customer service continue to differentiate HealthEquity in the fast-growing HSA market and have allowed us to gain market share over the last year.”
Second quarter financial results
For the second quarter ended July 31, 2015, HealthEquity reported revenue of $30.5 million, compared to $20.9 million for the second quarter ended July 31, 2014, an increase of 46%. Revenue consisted primarily of:

•	Account fee revenue of $14.6 million, an increase of 38% compared to Q2 FY15.

•	Custodial fee revenue of $9.0 million, an increase of 52% compared to Q2 FY15.

•	Card fee revenue of $6.8 million, an increase of 60% compared to Q2 FY15.

Net income was $4.4 million for the second quarter ended July 31, 2015, compared to $3.0 million for the second quarter ended July 31, 2014.
Net income per share attributable to diluted common share was $0.08 for the second quarter ended July 31, 2015, compared to $0.06 for the second quarter ended July 31, 2014. Pro forma non-GAAP EPS for the second quarter ended July 31, 2015 was $0.09, compared to $0.07 for the second quarter ended July 31, 2014.
Adjusted EBITDA was $11.1 million for the second quarter ended July 31, 2015, an increase of 62% compared to $6.9 million for the second quarter ended July 31, 2014. Adjusted EBITDA was 36% of revenue for the second quarter ended July 31, 2015, compared to 33% for the second quarter ended July 31, 2014.
As of July 31, 2015, we had $148.9 million of cash, cash equivalents and marketable securities and no outstanding debt. This compares to $111.0 million in cash and cash equivalents and no outstanding debt as of January 31, 2015.

HSA Member and AUM metrics
The total number of HSAs for which we serve as a non-bank custodian ("HSA Members") as of July 31, 2015 was 1.5 million, an increase of 45% from 1.1 million as of July 31, 2014.
Total assets under management ("AUM") as of July 31, 2015 was $2.6 billion, an increase of 47% year over year, comprised of:

•	Cash AUM of $2.3 billion, an increase of 46% compared to July 31, 2014; and

•	Investment AUM of $372.1 million, an increase of 56% compared to July 31, 2014.
Investment AUM was 14% of total AUM as of July 31, 2015, compared to 13% as of July 31, 2014.
Business outlook
For the year ended January 31, 2016, we are increasing our expected revenue to be between $120.0 million and $124.0 million. We are maintaining our Adjusted EBITDA to be between $36.0 million and $38.0 million. We expect our pro forma non-GAAP earnings per diluted share to be between $0.28 and $0.30 per share. Our pro forma non-GAAP earnings per diluted share is based on an estimated 60 million weighted-average shares outstanding, and is calculated by adding back to net income all non-cash stock compensation expense, net of tax. We expect total stock compensation expense, net of tax, for the year ended January 31, 2016 to be between $3.5 million and $4.0 million. The business outlook for the year ended January 31, 2016 assumes a projected effective tax rate of approximately 37%.
Conference call
HealthEquity management will host a conference call at 5:00 pm (Eastern Time) on Tuesday, September 8, 2015 to discuss the second quarter financial results. The conference call will be accessible by dialing 888-438-5453, or 719-457-2627 for international callers, and referencing conference ID 7067718. A live webcast of the conference call will also be available on the investor relations section of the company’s website at www.HealthEquity.com.
An audio replay will be available following the conclusion of the call through October 8, 2015. The replay can be accessed by dialing 888-203-1112 in the U.S., or 719-457-0820 for international callers. The passcode for the replay is: 7067718.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA, pro forma non-GAAP earnings per diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, and non-GAAP operating margin, which are non-GAAP financial measures. We define Adjusted EBITDA as adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items. We define pro forma non-GAAP earnings per diluted share as net income per diluted share, calculated by adding back to net income non-cash stock-based compensation expense, net of tax, and to give effect to the conversion of all our outstanding convertible preferred stock and redeemable convertible preferred stock into common stock, which occurred on August 4, 2014 in connection with our initial public offering, as if such conversion occurred at the beginning of the fiscal year. Non-GAAP gross profit is calculated by excluding from gross profit stock-based compensation expense attributable to cost of services. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income from operations is calculated by excluding stock-based compensation expense from operating income. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income by revenues.

These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The company cautions investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed in the tables below.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, revenue, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the control of the company. The company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the continued availability of tax-advantaged consumer-directed benefits to employers and employees, the company’s ability to acquire and retain new network partners and to cross-sell its products to existing network partners and members, the company’s ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, the company’s ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, and the company’s ability to identify and execute on network partner opportunities. For a detailed discussion of these and other risk factors, please refer to the risks detailed in the company’s filings with the Securities and Exchange Commission, including, without limitation, the most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. The company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive income (unaudited)

(in thousands, except per share data)	Three months ended July 31,		Six months ended July 31,
	2015	2014	2015	2014
Revenue:
Account fee revenue	$14,604	$10,548	$29,001	$20,936
Custodial fee revenue	9,031	5,934	17,450	11,361
Card fee revenue	6,771	4,233	13,588	8,531
Other revenue	88	176	305	294
Total revenue	30,494	20,891	60,344	41,122
Cost of services:
Account costs	8,316	6,703	16,705	13,131
Custodial costs	1,512	1,006	2,935	1,944
Card costs	2,049	1,412	4,151	2,817
Other costs	32	1	62	2
Total cost of services	11,909	9,122	23,853	17,894
Gross profit	18,585	11,769	36,491	23,228
Operating expenses:
Sales and marketing	2,737	2,321	5,570	4,554
Technology and development	3,998	2,302	7,522	4,488
General and administrative	3,943	1,666	7,101	2,809
Amortization of acquired intangible assets	409	409	818	818
Total operating expenses	11,087	6,698	21,011	12,669
Income from operations	7,498	5,071	15,480	10,559
Other expense:
Loss on revaluation of redeemable convertible preferred stock derivative	—	—	—	(735)
Other expense, net	(542)	(39)	(647)	(131)
Total other expense	(542)	(39)	(647)	(866)
Income before income taxes	6,956	5,032	14,833	9,693
Income tax provision	2,535	2,004	5,435	3,947
Net income	$4,421	$3,028	$9,398	$5,746
Net income attributable to common stockholders:
Basic	$4,421	$1,565	$9,398	$5,457
Diluted	$4,421	$2,591	$9,398	$6,481
Net income per share attributable to common stockholders:
Basic	$0.08	$0.19	$0.17	$0.70
Diluted	$0.08	$0.06	$0.16	$0.14
Weighted-average number of shares used in computing net income per share attributable to common stockholders:
Basic	56,730	8,135	55,909	7,757
Diluted	58,932	41,680	58,318	45,847
Comprehensive income:
Net income	$4,421	$3,028	$9,398	$5,746
Other comprehensive loss:
Unrealized loss on available-for-sale marketable securities, net of tax	(11)	—	(33)	—
Comprehensive income	$4,410	$3,028	$9,365	$5,746

Stock-based compensation expense
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income is as follows:

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2015	2014	2015	2014
Cost of services	$208	$52	$436	$70
Sales and marketing	259	138	487	141
Technology and development	237	53	387	85
General and administrative	973	160	1,461	172
Total stock-based compensation expense	$1,677	$403	$2,771	$468
The following table presents components of our condensed consolidated statements of operations and comprehensive income, adjusted for stock compensation expense:

	Three months ended July 31,		Six months ended July 31,
(in thousands, except for percentages)	2015	2014	2015	2014
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$18,585	$11,769	$36,491	$23,228
Excluding: Stock-based compensation expense attributable to cost of services	208	52	436	70
Non-GAAP gross profit	$18,793	$11,821	$36,927	$23,298
Reconciliation of gross margin to non-GAAP gross margin:
GAAP gross margin	61%	56%	60%	56%
Excluding: Stock-based compensation expense attributable to cost of services	1%	—%	1%	1%
Non-GAAP gross margin	62%	56%	61%	57%
Reconciliation of income from operations to non-GAAP income from operations:
Income from operations	$7,498	$5,071	$15,480	$10,559
Excluding: Stock-based compensation expense	1,677	403	2,771	468
Non-GAAP income from operations	$9,175	$5,474	$18,251	$11,027
Reconciliation of operating margin to non-GAAP operating margin:
GAAP operating margin	25%	24%	26%	26%
Excluding: Stock-based compensation expense	5%	2%	4%	1%
Non-GAAP operating margin	30%	26%	30%	27%

Net income reconciliation to Adjusted EBITDA

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2015	2014	2015	2014
Net income	$4,421	$3,028	$9,398	$5,746
Income tax provision	2,535	2,004	5,435	3,947
Depreciation and amortization	1,506	983	2,847	1,825
Amortization of acquired intangible assets	409	409	818	818
Loss on revaluation of redeemable convertible preferred stock derivative liability	—	—	—	735
Stock-based compensation expense	1,677	403	2,771	468
Other (1)	544	40	647	132
Total adjustments	$6,671	$3,839	$12,518	$7,925
Adjusted EBITDA	$11,092	$6,867	$21,916	$13,671

(1)
For the three months ended July 31, 2015 and 2014, Other consisted of interest income of $(109) and $0, miscellaneous taxes of $82 and $40, and acquisition-related costs of $571 and $0, respectively. For the six months ended July 31, 2015 and 2014, Other consisted of interest income of $(185) and $0, miscellaneous taxes of $171 and $132, and acquisition-related costs of $661 and $0, respectively.

HSA Members

	July 31, 2015	July 31, 2014	% Change	January 31, 2015
HSA Members	1,537,147	1,061,713	45%	1,426,785
Average HSA Members - Year-to-date	1,484,990	1,015,539	46%	1,087,962
Average HSA Members - Quarter-to-date	1,510,403	1,038,853	45%	1,230,256
Assets under management (AUM)

(in thousands, except percentages)	July 31, 2015	July 31, 2014	% Change	January 31, 2015
Cash AUM	$2,260,111	$1,546,753	46%	$2,075,741
Investment AUM	372,120	237,831	56%	286,526
Total AUM	$2,632,231	$1,784,584	47%	$2,362,267
Average daily cash AUM - Year-to-date	$2,176,971	$1,480,075	47%	$1,553,845
Average daily cash AUM - Quarter-to-date	$2,214,287	$1,500,672	48%	$1,698,402
Net income per diluted share reconciliation to Pro forma non-GAAP earnings per diluted share

	Three months ended July 31,		Six months ended July 31,
(in thousands, except per share data)	2015	2014	2015	2014
Net income attributable to common stockholders for diluted earnings per share	$4,421	$2,591	$9,398	$6,481
GAAP adjustments for participating securities (1)	—	437	—	(735)
Net income	$4,421	$3,028	$9,398	$5,746
Stock compensation expense, net of tax (2)	1,027	252	1,718	290
Adjusted net income	5,448	3,280	11,116	6,036

Pro forma diluted weighted-average number of shares used in computing pro forma non-GAAP earnings per diluted share (3)	58,932	46,137	58,318	45,923

Pro forma non-GAAP earnings per diluted share	$0.09	$0.07	$0.19	$0.13

(1)	The net impact of adjustments required for participating securities in conformity with the two-class method as prescribed by GAAP.

(2)	The company used an estimated statutory tax rate of 38% to calculate the net impact of non-cash stock-based compensation expense.

(3)
For the three and six months ended July 31, 2014, the pro forma diluted weighted average shares outstanding give effect to the conversion of all outstanding shares of convertible preferred stock and redeemable preferred stock into 32,468 shares of common stock using the as-if converted method as of the beginning of the period. In August 2014, in connection with the closing of the Company's initial public offering, all of the outstanding convertible preferred stock and redeemable convertible preferred stock were converted into common stock.